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                                                                   Exhibit 23.2

                            CONSENT OF TAX ADVISORS


We hereby consent to the filing of our opinion as Exhibit 8.1 to this Registration Statement on Form S-3 and the reference to us under the caption "Material U.S. Federal Tax Considerations." We also consent to the reference to us under the heading "Experts" in the paragraph relating to the federal income tax consequences of the treatment of shares of University of Phoenix Online common stock as it relates to our opinion included in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Washington, DC
August 31, 2000